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EXHIBIT 23.1.7

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 1998, except for Note 13, which is August 31, 1998, with respect to the financial statements of Sibson & Company, L.P., and Subsidiaries, included in the Pre-effective Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Nextera Enterprises, Inc., for the registration of shares of its Class A common stock.




                                                 /s/ FARKOUH, FURMAN & FACCIO

                                                 CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
December 3, 1998